                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                PERFUMANIA, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                PERFUMANIA, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 21, 1996


To the Shareholders
of Perfumania, Inc.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Perfumania, Inc., a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, August 21, 1996, at The Radisson Mart Plaza Hotel, 711 N.W. 72nd Avenue, Miami, Florida 33126, for the following purposes:

      (1) To elect seven members to the Company's Board of Directors to hold office until the 1997 Annual Meeting or until their successors are duly elected and qualified;

      (2) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on July 1, 1996 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors


                                        /S/ Simon Falic
                                        --------------------------------
                                        Simon Falic
                                        Chairman of the Board, President
                                        and Chief Executive Officer


Miami, Florida
July 22, 1996


THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                      1996 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                                PERFUMANIA, INC.

                              ____________________

                                PROXY STATEMENT
                              ____________________


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Perfumania, Inc., a Florida corporation ("Perfumania" or the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1996 Annual Meeting of Shareholders of the Company to be held on Wednesday, August 21, 1996 at the Radisson Mart Plaza Hotel, 711 N.W. 72nd Avenue, Miami, Florida 33126, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is July 22, 1996. Shareholders should review the information provided herein in conjunction with the Company's 1996 Annual
Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 11701 N.W. 101st Road, Miami, Florida 33178, and its telephone number is (305) 889-1600.

                          INFORMATION CONCERNING PROXY


     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise hereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING


     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

      (1) The election of seven members to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

      (2) Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted in favor of all proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


     The Board of Directors has set the close of business on July 1, 1996 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,120,787 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting and neither the Company's Articles of Incorporation nor Bylaws provide for cumulative voting rights.

     The attendance, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. To be elected, nominees for Director must receive a plurality of the votes cast by holders of shares of Common Stock present or represented at the Annual Meeting. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspector of elections will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on others matters). Accordingly, abstentions and broker or nominee non-votes will not have the same effect as a vote against the election of directors. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                       ELECTION OF DIRECTORS; MANAGEMENT

INFORMATION CONCERNING THE NOMINEES


     The Company's Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall be determined by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed at seven the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 1997 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified.

     The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

     The executive officers and directors of the Company are as follows, and each of such persons that is a director has been nominated by the Company for re-election as a director at the Annual Meeting:


Name               Age        Position
- ----               ---        --------

 Simon Falic        35        Chairman of the Board, President and Chief
                              Executive Officer

 Ron A. Friedman    36        Chief Financial Officer, Chief Operating
                              Officer, Treasurer, Secretary and Director

 Jerome Falic       32        Vice President and Vice Chairman of the Board

 Marc Finer         35        President of the Retail Division and Director

 Jose Retelny       35        Chief Information Officer

 Daniel J. Manella  70        Director

 Robert Pliskin     73        Director

 Carole Ann Taylor  51        Director


     SIMON FALIC is a co-founder of the Company and has been a Director and the President of the Company since its inception in February 1988. Mr. Falic also became the Company's Chief Executive Officer and Chairman of the Board, effective May 2, 1994. Mr. Falic is a member of the Company's Stock Option Committee.

     RON A. FRIEDMAN has been Chief Financial Officer and Treasurer of the Company since June 1991, the Secretary and a director of the Company since October 1991. Mr. Friedman was appointed the Company's Chief Operating Officer, effective September 1, 1994. From May 1981 through June 1991, Mr. Friedman was employed by KPMG Peat Marwick, and was a Senior Manager from July 1987 to June 1991.

     JEROME FALIC has been Vice President of the Company since the Company's inception and a Director of the Company since August 1994. Mr. Falic was appointed the Company's Vice Chairman of the Board, effective September 1, 1994. His principal responsibilities include purchases of all of the Company's inventory needs and sales for the Company's wholesale division. Mr. Falic is the brother of Simon Falic, the Company's Chairman of the Board, Chief Executive Officer and President.

     MARC FINER has been the President of the Company's Retail Division since March 1994 and a Director since August 1994. Mr. Finer was the President of Parfums Expresso, Inc. and Parfums D'Arte, wholesale distributors of fragrances in Puerto Rico, from their inception in August 1986 until March 1994.

     JOSE RETELNY joined the Company in March 1991 as the Company's MIS Director and has been Chief Information Officer of the Company since February 1, 1995. Prior to joining the Company, Mr. Retelny was Senior Programmer at IBM's Austin Programming Center working in communications and database analysis for operating systems including DOS, OS/2 and AIX.

     DANIEL J. MANELLA was appointed a director of the Company in April 1992. Since December 1990, Mr. Manella has been engaged in personal investment activities. From August 1989 to December 1990, he served as the Chairman of the Board and Chief Executive Officer of McGregor Corporation, a manufacturer of men's and boy's apparel. From 1984 to August 1989, Mr. Manella served as the Chairman of the Board and Chief Executive Officer of Faberge Incorporated ("Faberge"), a manufacturer of toiletries and fragrances. In addition, from December 1987 to August 1989, he served a the Chairman of the Board and Chief Executive Officer of Elizabeth Arden, Inc., a manufacturer of cosmetics and perfumes and a wholly owned subsidiary of Faberge. Mr. Manella is a member of the Company's Audit Committee and Compensation Committee.

     ROBERT PLISKIN was appointed a director of the Company in October 1991. Mr. Pliskin served as President of Longines Wittnauer Watch Company from 1971 to 1980 when he became President of the Seiko Time Corporation, a position he held until 1987. In 1987 Mr. Pliskin served as the President of Hattori Corporation of America, a distributor of watches and clocks, until his retirement in 1990. Mr. Pliskin is a member of the Company's Audit Committee and Compensation Committee.

     CAROLE ANN TAYLOR was appointed a director of the Company in June 1993. From 1987 to present, Ms. Taylor has been the owner and president of the Bayside Company Store, a retail souvenir and logo store at Bayside Marketplace in Miami, Florida. During this time she has also been a partner of the Jardin Bresilien Restaurant also located at the Bayside Marketplace. Currently, Ms. Taylor is also the president of C.A. Taylor Enterprises, a public affairs and marketing consulting firm in Miami, Florida. Ms. Taylor serves as president and a director of the Bayside Merchants Assn., and as a director of the Miami-Dade Chamber of Commerce, the Greater Miami Convention & Visitors Bureau and the Miami Film Festival. Ms. Taylor is a member of the Company's Audit, Compensation and Stock Option Committees.

     The Company's officers are elected annually by the Board of Directors and serve at the discretion of the Board. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     During the fiscal year ended February 3, 1996 ("fiscal year 1995") the Company's Board of Directors took certain actions by unanimous written consent and held one meeting. During fiscal year 1995, no director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committee.

     The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board does not have a Nominating Committee.

     Ms. Taylor and Messrs. Manella and Pliskin are members of the Audit Committee, which held one meeting during fiscal year 1995. The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors.

     Ms. Taylor and Mr. Simon Falic are members of the Board's Stock Option Committee, which has held one meeting during fiscal year 1995. The Stock Option Committee administers the Company's 1991 Stock Option and Directors Stock Option Plans, and grants stock options to employees and directors.

     Messrs. Manella and Pliskin and Ms. Taylor are members of the Board's Compensation Committee which held two meetings during fiscal year 1995. The Compensation Committee administers the Company's executive compensation program.


COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer whose compensation exceeded $100,000 in fiscal 1995, for services rendered to the Company during fiscal year 1995, 1994 and 1993. The Chief Executive Officer and such other executive officers are sometimes hereafter collectively referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE


                                                                                     LONG-TERM COMPENSATION
                                                                               ----------------------------------
                                            ANNUAL COMPENSATION                        AWARDS            PAYOUTS
                              -----------------------------------------------  ----------------------  ----------
                                                                 OTHER         RESTRICTED
NAME AND                      FISCAL                             ANNUAL          STOCK                   LTIP         ALL OTHER
PRINCIPAL POSITION             YEAR   SALARY($)  BONUS($)  COMPENSATION($)(1)  AWARDS($)   OPTIONS(#)  PAYOUTS($)  COMPENSATION($)
- ------------------            ------  ---------  --------  ------------------  ----------  ----------  ----------  ---------------
Simon  Falic                  1995    $283,120   $55,000           $0              $0                0     $0             $0
  Chairman of the Board       1994    $183,750   $     0           $0              $0          100,000     $0             $0
  Chief Executive Officer,    1993    $212,019   $     0           $0              $0                0     $0             $0
  and President

Ron A.  Friedman              1995    $232,261   $45,000           $0              $0                0     $0             $0
  Chief Financial Officer,    1994    $161,785   $     0           $0              $0          200,000     $0             $0
  Chief Operating Officer,    1993    $145,506   $     0           $0              $0                0     $0             $0
  Treasurer and Secretary

Jerome Falic                  1995    $232,261   $45,000           $0              $0                0     $0             $0
  Vice President and          1994    $173,250   $     0           $0              $0          100,000     $0             $0
  Vice Chairman of the Board  1993    $199,904   $     0           $0              $0                0     $0             $0

Jose Retelny                  1995    $162,742   $     0           $0              $0                0     $0             $0
  Chief Information Officer   1994    $136,761   $     0           $0              $0           50,000     $0             $0
                              1993    $121,334   $     0           $0              $0                0     $0             $0

Marc Finer                    1995    $147,646   $     0           $0              $0                0     $0             $0
  President, Retail Division  1994    $ 98,827   $     0           $0              $0           10,000     $0             $0
                              1993    $      0   $     0           $0              $0                0     $0             $0

(1) The column for "Other Annual Compensation" does not include any amounts for executive perquisites and any other personal benefits, such as the cost of automobiles, life insurance and disability insurance because the aggregate dollar amount per executive is less than 10% of his annual salary and bonus.

                     OPTION GRANTS DURING FISCAL YEAR 1995

     During fiscal year 1995, there were no stock options granted to any of the Named Executive Officers.


     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION VALUES

     The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of February 3, 1996. No stock options were exercised by the Named Executive Officers during fiscal year 1995.


                                                        VALUE OF
                                 NUMBER OF            UNEXERCISED
                                UNEXERCISED          IN-THE-MONEY
                              OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                YEAR-END(#)           YEAR-END($)
                           --------------------  --------------------
                                EXERCISABLE/          EXERCISABLE/
          NAME                 UNEXERCISABLE         UNEXERCISABLE
          ---------------  --------------------  --------------------
          Simon Falic             100,000/0          $175,000/N/A
          Ron A. Friedman         275,000/0          $406,250/N/A
          Jerome Falic            100,000/0          $175,000/N/A
          Marc Finer               10,000/0           $15,000/N/A
          Jose Retelny             50,000/0           $68,750/N/A



LONG-TERM INCENTIVE AND PENSION PLANS

     The Company does not have any long-term incentive or pension plans.

DIRECTOR COMPENSATION

     The Company pays each nonemployee director a $6,500 annual retainer and reimburses such persons for their expenses in connection with their activities as directors of the Company. In addition, nonemployee directors are eligible to receive stock options under the Directors Stock Option Plan.

     The Directors Plan currently provides for an automatic grant of an option to purchase 2,000 shares of Common Stock upon a person's election as a director of the Company and an automatic grant of options to purchase 4,000 shares of Common Stock upon such persons re-election as a director of the Company, in both instances at an exercise price equal to the fair market value of the Common Stock on the date of grant.

EMPLOYMENT AGREEMENTS

     Effective February 1, 1995, the Company entered into 3-year employment agreements with each of Simon Falic, Jerome Falic and Ron Friedman, pursuant to which they will receive annual salaries of $275,000, $225,000, and $225,000, respectively, in each case subject to cost-of-living increases, or 5% if higher. Each employment agreement generally provides that the employee will continue to receive his salary until the expiration of the term of the employment agreement if his employment is terminated by the Company for any reason other than death, disability or cause (as defined in the employment agreement). Each agreement contains a performance bonus plan which provides for additional compensation and grant of stock options, if the Company meets certain net income levels. Each employment agreement also prohibits the employee from directly or indirectly competing with the Company during the term of his employment and for one year after termination of employment except in the case of the Company's termination of employment without cause.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Simon Falic, the Company's Chairman of the Board, President and Chief Executive Officer, is a member of the Company's Stock Option Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Company's executive compensation program is structured to achieve the Company's goals as they relate to maximizing corporate performance and stockholder return. In general, executive compensation is made up of annual salaries, incentive bonuses and option grants. The Compensation Committee believes that total compensation should generally increase or decrease with Company performance; accordingly, the Company's incentive bonuses and option grants are intended to help align executive and stockholder interests. The Company's performance is assessed with respect to such considerations as sales growth, including comparable sales growth, new store openings and the sales performance of new stores against plan; gross profit and margin; net income and earnings per share growth; and return on shareholders' equity. The Compensation Committee seeks to attract, motivate and retain executive talent necessary to improve the Company's performance and therefore increase shareholder returns.

     In February 1995, Simon Falic, the Company's Chief Executive Officer, and Jerome Falic and Ron Friedman, two of the other Named Executive Officers, entered into three-year employment agreements with the Company on terms and conditions approved by the Compensation Committee. See "Employment Agreements," above. The salaries payable to these executives under their employment agreements represented increases in the amount of salary previously received by them due to the Company's improved results in fiscal 1994. Based on the Company's performance during fiscal 1995, Simon Falic, Jerome Falic and Ron Friedman were granted bonuses which totaled $145,000, pursuant to the terms of their respective employment agreement. In determining base salaries for other executives of the Company, the Compensation Committee defines key executive positions in terms of scope, responsibilities, job complexity, knowledge and experience required. Salary ranges are determined using comparable companies and based on prior year performance. Individual salary increases are based in part on an individual's contribution to Company performance.

     The Company's Stock Option Committee reviews and approves the grant of options pursuant to the Company's 1991 Stock Option Plan. The Stock Option Committee currently is made up of Mr. Simon Falic and Ms. Taylor. Pursuant to the Company's executive compensation policies, stock options are considered as part of an executive's overall compensation. An executive's compensation pursuant to a stock option grant generally increases only to the extent the value of Common Stock underlying the stock options increases, therefore aligning the interest of the executive officers with its stockholders by tying long-term compensation with growth of Company and appreciation of shares. During 1995, the Company did not grant any executives stock options.

     In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year.


                                                        Robert Pliskin
                                                        Daniel J. Manella
                                                        Carole Ann Taylor

                               PERFORMANCE GRAPH


     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of companies on the NASDAQ (US Companies) Stock Index and the NASDAQ Miscellaneous Retail Stock Index for the period from December 19, 1991 to February 3, 1996. The Company's initial public offering was December 19, 1991 and, as such, the graph assumes the investment of $100 in the Company's Common Stock, the NASDAQ (US Companies) Stock Index and the NASDAQ Miscellaneous Retail Stock Index on December 19, 1991 and assumes dividends are reinvested. Measurement points are on the last trading day of each fiscal year.

                                   [CHART]

                             12/19/91  2/1/92  1/30/93  1/29/94  1/28/95  2/3/96
                             --------  ------  -------  -------  -------  ------
Perfumania, Inc.               100     184.62  107.69    54.41    38.24    52.94
NASDAQ Stock Market            100     112.65  131.55   149.22   143.21   205.88
NASDAQ Miscellaneous Retail    100     116.42  129.64   107.77    97.45   110.37

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 3, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 15, 1996, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group.


                                                 COMMON STOCK BENEFICIALLY OWNED
                                           ------------------------------------------
                                              SHARES                      PERCENT
                                           --------------               -------------
 NAME AND ADDRESS OF BENEFICIAL OWNER (1)
 ----------------------------------------
 Ilia Lekach                                2,621,775 (2)(3)(4)(5)          36.8%
 Simon Falic                                  673,050 (2)(3)(5)              9.5%
 Rachmil Lekach                               675,125 (2)(5)                 9.5%
 Jerome Falic                                 468,730 (3)(5)                 6.6%
 Ron A. Friedman                              375,000 (5)                    5.3%
 Marc Finer                                    10,000 (5)                     *
 Jose Retelny                                  50,000 (5)                     *
 Robert Pliskin                                12,250 (5)                     *
 Daniel J. Manella                             22,000 (5)                     *
 Carole A. Taylor                              10,000 (5)                     *
 All directors and officers as a group
   (8 persons)                              4,917,930 (5)                   69.1%

*Less than 1%.
(1) The address of each of the beneficial owners identified is 11701 NW 101st Road, Miami, Florida 33178.
(2) Ilia Lekach, Simon Falic and Rachmil Lekach jointly own with their spouses the shares set forth opposite their respective names.
(3) Ilia Lekach has granted options to purchase 224,550 shares and 337,230 shares of Common Stock to Simon Falic and Jerome Falic, respectively, exercisable through December 31, 1996 at an exercise price of $1.13 per share. The share ownership set forth in the table above for Simon Falic and Jerome Falic includes the shares of Common Stock subject to such options. If such options were exercised, Ilia Lekach would own 2,059,995 shares of Common Stock.
(4) Includes 12,300 shares of Common Stock owned by Pacific Investment Group, a corporation wholly owned by Mr. Lekach.
(5) Includes shares of Common Stock issuable upon the exercise of stock options in the following amounts: Ilia Lekach (375,000); Rachmil Lekach (150,000); Simon Falic (100,000); Jerome Falic (100,000); Ron A. Friedman (375,000); Robert Pliskin (12,000); Marc Finer (10,000); Jose Retelny (50,000);
Daniel J. Manella (10,000); and Carole A. Taylor (10,000).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Relationship with Parlux. Parlux Fragrances, Inc. ("Parlux") is a public company engaged in the manufacture of fragrances. Ilia Lekach, one of the Company's principal shareholders, is the Chairman of the Board of Parlux. During fiscal year 1995, the Company purchased approximately $21.5 million of merchandise from Parlux, representing approximately 25% of the Company's total purchases. The Company believes that its purchases of merchandise from Parlux, were, except for credit terms, on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties.

     Related Party Indebtedness. From time to time the Company has borrowed money for working capital purposes from its principal shareholders and executive officers and members of their immediate families. The highest aggregate amounts of the Company's indebtedness to such persons during fiscal year 1995, amount outstanding at February 3, 1996, the maturity date of such indebtedness and the interest rate payable by the Company at February 3, 1996, were as set forth in the following table.



                         HIGHEST AMOUNT            AMOUNT                                   ANNUAL
                           OUTSTANDING         OUTSTANDING AT          MATURITY            INTEREST
                       DURING FISCAL YEAR     FEBRUARY 3, 1996           DATE                RATE
                       ------------------     ----------------  -----------------------  -------------
Israel Friedman   (1)       $680,000             $680,000          Payable on demand         15%

(1) Father of Ron A. Friedman, the Company's Chief Financial Officer.

     As of February 3, 1996, Ilia Lekach was indebted to the Company pursuant to an unsecured note, in the amount of $415,527 issued in connection with his purchase of a condominium from the Company in October 1991. The note accrues interest at the rate of 9.5% and matures on December 31, 1998.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Price Waterhouse LLP, independent public accountants, served as the Company's independent public accountants for the fiscal year ended February 3, 1996. The Board of Directors, on the recommendation of the Company's Audit Committee, has selected Price Waterhouse LLP as the Company's independent public accountants for the 1996 fiscal year. One or more representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.


OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 1997 Annual Meeting to Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before March 12, 1997.

                                        By Order of the Board of Directors



                                        /S/ Simon Falic
                                        --------------------------------
                                        Simon Falic
                                        Chairman of the Board, President
                                        and Chief Executive Officer

Miami, Florida
July 22, 1996

                                                        Appendix A


                                PERFUMANIA, INC.
                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned holder of shares of Common Stock of PERFUMANIA, INC., a Florida corporation (the "Company"), hereby appoints Simon Falic and Jerome Falic, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution to such proxy and substitute, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders of the Company to be held at The Radisson Mart Plaza Hotel, 711 N.W. 72nd Avenue, Miami, Florida 33126, at 10:00 A.M., local time, on August 21, 1996, and at any and all adjournments thereof with authority to vote said Common Stock on the matters set forth below:
    The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned shareholder, who shall be entitled to one vote for each share of Common Stock held. If no direction is made, this Proxy will be voted for each item listed below.
    The Board of Directors recommends a vote FOR each proposal.
(1) ELECTION OF DIRECTORS.
    / / FOR all nominees listed below (except as marked to the contrary below).

       Simon Falic                 Jerome Falic                Daniel J. Manella
       Ron A. Friedman             Marc Finer                  Robert Pliskin
                                                               Carole Ann Taylor

    / / WITHHOLD AUTHORITY to vote for all nominees listed above.
    INSTRUCTION:To withhold authority for any individual nominee, strike a line through the nominee's name above
(2) In their discretion, the proxies are authorized to vote upon such other business as may be properly brought before the meeting and each adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS MENTIONED.

                                                  Dated:                 , 1996
                                                        -----------------

                                                  ------------------------------
                                                           (Signature)

                                                  ------------------------------
                                                           (Signature)

                                                  PLEASE SIGN YOUR NAME EXACTLY
                                                  AS IT APPEARS ON THE LEFT.
                                                  EXECUTORS, ADMINISTRATORS,
                                                  TRUSTEES, GUARDIANS, ATTORNEYS
                                                  AND AGENTS SHOULD GIVE THEIR
                                                  FULL TITLES AND SUBMIT
                                                  EVIDENCE OF APPOINTMENT UNLESS
                                                  PREVIOUSLY FURNISHED TO THE
                                                  COMPANY OR ITS TRANSFER AGENT.
                                                  ALL JOINT OWNERS SHOULD SIGN.

        PLEASE MARK, DATE, SIGN AND RETURN USING THE ENCLOSED ENVELOPE.
                   YOUR PROMPT ATTENTION WILL BE APPRECIATED.